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                                                                   Exhibit 10.23
                                COMMERCIAL LEASE

Date:             June _____, 2001

Between:          Portland Meadows Management, LLC         ("Landlord")
                  805 S.W. Broadway
                  Suite 2020
                  Portland, Oregon 97205

And:              MEC Oregon Racing, Inc.,                 ("Tenant")
                  a Delaware Corporation
                  c/o Magna Entertainment Corp.
                  337 Magna Drive
                  Aurora, Ontario, Canada L46 7K1


         Landlord is the Operator under the terms of the Operating Agreement described and defined in Section 20.3, and has the authority to sublease its rights pursuant to section 19 of the Operating Agreement.

         Landlord leases to Tenant and Tenant leases from Landlord the following described property (the "Premises" or the "Racetrack") on the terms and conditions stated below:

                             SEE ATTACHED EXHIBIT A


SECTION 1.        OCCUPANCY

         1.1 ORIGINAL TERM. The term of this Lease shall commence May 15, 2001, and continue through May 15, 2004, unless sooner terminated as hereinafter provided (the "Original Term").

         1.2 POSSESSION. Tenant's right to possession and obligations under the Lease shall commence on May 15, 2001. Landlord shall have no liability for delays in delivery of possession and Tenant will not have the right to terminate this lease because of delay in delivery of possession.

         1.3 RENEWAL OPTION. If the Lease is not in default at the time the option is exercised or at the time the renewal term is to commence, Tenant shall have the option to renew this Lease for one term of one year, as follows:

                  (1) The renewal term shall commence on the day following expiration of the Original Term.

                  (2) The option may be exercised by written notice to Landlord given not less than 180 days prior to the last day of the Original Term. The giving of such

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notice shall be sufficient to make the Lease binding for the renewal term without further act of the parties.

                  (3) The terms and conditions of the Lease for the renewal term shall be identical with the Original Term except that Tenant will have no further option to renew this Lease.

SECTION  2. RENT

         2.1 BASE RENT. During the original term, Tenant shall pay to Landlord as base rent the following sums:

                  2.1.1 WAGERING. During each week of the regular Racing Season, for the race meet conducted during that Racing Season, one percent of the Gross Pari-mutuel Wagering at the Premises, including the running of live races at the Racetrack and all simulcast wagering on races run at other locations. This rent shall be payable on the third day of the week following the week during which the wagering occurred. Any unpaid sums due and owing shall be paid by Tenant to Landlord in full no later than five days after the last day of a race meet during each Racing Season at the Racetrack. For purposes of this Lease, Landlord and Tenant intend this provision to be interpreted the same as it has most recently been interpreted under the Operating Agreement.

                  2.1.2 RENT FOR USE OF RACETRACK FACILITIES FOR SPECIAL PURPOSES. Tenant shall have the right to use the Racetrack for special purposes other than conducting horse or animal racing ("Special Purpose"). In such Special Purpose situations, however, the revenue, fees, or income ("Special Income"), if any, received by Tenant from such activities or events shall be subject to payment of a Special Purpose rent by Tenant to Landlord, which shall be determined as follows:

                           2.1.2(a) HORSE RELATED ACTIVITIES BY ANYONE. Tenant shall pay to Landlord a Special Purpose rent equal to one percent of the gross Special Income, but not including revenues from concessions, received by Tenant for any Special Purpose use of the Racetrack by anyone, including Tenant, for all Special Purpose uses that are in any way "horse related" (e.g., horse shows, horse sales, etc.).

                           2.1.2(b) NON-HORSE RELATED ACTIVITIES BY ANYONE. Tenant shall pay to Landlord a Special Purpose rent equal to five percent of all the gross Special Income up to $800,000 and three percent of all the gross Special Income above $800,000, including revenues from concessions, received by Tenant for any Special Purpose activities,

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                           other than horse-related activities as provided in
                           paragraph 2.1.2(a), that are conducted by Tenant or any other person on the Racetrack.

                  2.1.3 PAYMENT OF SPECIAL PURPOSE RENT. All Special Purpose rent shall be paid within 30 days following the receipt by Tenant of the Special Income from the Special Purpose event.

         2.2 ADDITIONAL RENT. All taxes, insurance costs, utility charges that Tenant is required to pay by this Lease, and any other sum that Tenant is required to pay to Landlord or third parties shall be additional rent.

         2.3 AUDIT. Not more frequently than once during any Lease year, Landlord may request an audit of the Gross Pari-mutuel Wagering at the Premises and all Special Purpose rent by an independent certified public accountant not previously employed by Landlord or any of its employees, chosen by Tenant from a list of not fewer than three submitted by Landlord in conjunction with the request. If Tenant does not make the choice within five days, Landlord may do so. The auditor shall conduct its audit at the Premises and shall have access to all of the audit reports made to and/or filed with any state by Tenant and such other records as may be necessary to accurately determine the amounts required to be paid by Tenant under this Lease, and shall take such steps as the auditor deems necessary to make a certified audit. The report shall be final and binding on both parties, and payments required to make adjustments in rent to conform to the report shall be made within five days after receipt of the report. The cost of the audit shall be borne by either or both parties depending on the difference in percentage rent shown to be due, as follows: less than one percent (1%) additional due--by Landlord; from one percent (1%) to three percent (3%) additional due--by Tenant and Landlord equally; over three percent (3%) additional due--by Tenant. If the audit discloses more than six percent (6%) additional due Tenant shall pay an underpayment fee equal to 10% of the additional due.

         2.4 RECORDS. Tenant shall keep proper books of account and other records pertaining to Gross Pari-mutuel Wagering at the Premises and all Special Purpose rent and render weekly or monthly statements of Gross Pari-mutuel Wagering at the Premises and all Special Purpose rent at the time weekly or monthly payments of rent or Special Purpose rent are due. The books and records shall be kept or made available at a location reasonably accessible to Landlord, who may reasonably inspect all such books and records, and copies of Tenant's federal and state income tax returns for relevant years, at all reasonable times to verify Tenant's Gross Pari-mutuel Wagering at the Premises and all Special Purpose rent. Tenant shall submit to Landlord a copy of any report filed by Tenant with any local, state or federal taxing authority promptly after filing.

         2.5 CONTINUOUS OPERATION. Subject to the provisions of Section 5.2, Tenant shall occupy the Premises continuously for the purpose stated in this lease and carry on business during the dates and hours customary in the horse racing industry as those dates and hours may change from time to time, unless prevented by factors beyond Tenant's control.

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         2.6 NO PARTNERSHIP. Landlord is not by virtue of this section a partner or joint venturer with Tenant in connection with the business carried on under this Lease, and shall have no obligation with respect to Tenant's debts or other liabilities, and no interest in Tenant's profits.

SECTION  3. USE OF THE PREMISES.

         3.1 HORSE RACING. The Premises shall be used for the operation of the Racetrack as a horse racing track and pari-mutuel wagering facility and if permitted by applicable law, a dog racing track, together with parking, restaurant, stables, and other related facilities and appurtenant fixtures, machinery and equipment, and for no other purpose or use without the written consent of Landlord which consent may be withheld in Landlord's sole discretion. To facilitate Tenant's use of the Premises, Landlord agrees to reasonably cooperate, at no out-of-pocket expense to Landlord, in Tenant's application for a racing license from the State of Oregon Racing Commission. The Premises may also be used for Special Purposes.

                  3.1.1 Base Rent for use of the Premises as a dog racing track shall be determined and paid according to and consistent with Section 2.1.1.

         3.2 OTHER USES OF FACILITIES. The exclusive right of Tenant to the utilization of the Racetrack is subject to the rights or easements of public bodies and utilities to access or utilize portions of the land.

         3.3 RACING DAYS. During each Racing Season while this Lease is in effect, Tenant agrees to continue live horse racing at the Racetrack and shall therefore timely apply to the Commission for a license to operate a race meet, and conduct live horse racing at the Racetrack in compliance with the terms and requirements of the license. It is understood that the number of actual Racing days may be reduced because of inclement weather, failure of horsemen to enter their horses, strikes, action or inaction by the Commission or other factors beyond Tenant's control.

         3.4 RESTRICTIONS ON USE. In connection with the use of the Premises, Tenant shall:

                  (1) Subject to Section 5.2, conform to all applicable laws and regulations of any public authority affecting the Premises and the use, and correct at Tenant's own expense any failure of compliance created through Tenant's fault or by reason of Tenant's use, but Tenant shall not be required to make any structural changes to effect such compliance unless such changes are required because of Tenant's specific use (as opposed to use of the Premises for horse racing and pari-mutuel wagering in general).

                  (2) Refrain from any activity that would make it impossible to insure the Premises against casualty, would increase the insurance rate, or would prevent Landlord from taking advantage of any ruling of the Oregon Insurance Rating Bureau, or

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its successor, allowing Landlord to obtain reduced premium rates for long-term fire insurance policies, unless Tenant pays the additional cost of the insurance.

                  (3) Refrain from any use inconsistent with past uses (except as provided in subparagraph (7) below) that would be reasonably offensive to other tenants or owners or users of neighboring premises or that would tend to create a nuisance or damage the reputation of the premises.

                  (4) Refrain from loading the electrical system or floors beyond the point considered safe by a competent engineer or architect selected by Landlord.

                  (5) Refrain from making any marks on or attaching any sign, insignia, antenna, aerial, or other device to the exterior or interior walls, windows, or roof of the premises without the written consent of Landlord, which consent shall not be unreasonably withheld.

                  (6) Tenant shall not cause or permit any Hazardous Substance to be spilled, leaked, disposed of, or otherwise released on or under the Premises. Tenant may use or otherwise handle on the Premises only those Hazardous Substances typically used or sold in the prudent and safe operation of the business specified in Section 3.1. Tenant may store such Hazardous Substances on the Premises only in quantities necessary to satisfy Tenant's reasonably anticipated needs. Tenant shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling, and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled, or stored on the Premises. Upon the expiration or termination of this Lease, Tenant shall remove all Hazardous Substances from the Premises. The term ENVIRONMENTAL LAW shall mean any federal, state, or local statute, regulation, or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the environment. The term HAZARDOUS SUBSTANCE shall mean any hazardous, toxic, infectious or radioactive substance, waste, and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions. Notwithstanding anything to the contrary contained herein, the existing environmental condition of the Premises as of the date of commencement of this Lease shall not be a violation or breach of this subsection (6) and, subject to the provisions of Section 5.2 relating to Landlord's option to pay excess costs, Tenant shall not be required to remedy the existing environmental problem at the Premises if such remedy will cost in excess of $600,000 nor shall Tenant be required to remove any Hazardous Substance which is located on the Premises as of the commencement of this Lease

                  (7) Not permit the Premises to be used for any music concerts or other performances or concerts by Tenant or any other person or organization.

         3.5 NET PAYMENTS. It is understood that rent payments are "net payments" to Landlord, and Landlord has no obligation to pay any costs associated with the Racetrack during the lease period. All costs of an ongoing nature relating to the Premises, including, without limitation, all real property taxes, personal property taxes, insurance premiums, maintenance and repair costs, and utility charges shall be borne entirely by Tenant.

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         3.6 NAME. As long as the Lease remains in effect and live horse racing continues at the Racetrack, Tenant shall possess the right to use the name "Portland Meadows". Upon expiration of this Lease and provided that animal racing does not continue at the Racetrack, Tenant shall retain the right to use the name "Portland Meadows" as it relates to animal racing or gaming to the exclusion of Landlord. Landlord shall have the right to use the name "Portland Meadows" for any other purpose to the exclusion of Tenant.

SECTION  4. CONDITIONS.

         4.1 CONDITIONS PRECEDENT. Notwithstanding any other provisions of this Lease, this Lease shall not be effective and binding on Landlord and Tenant unless all of the following conditions are satisfied:

                  4.1.1 Tenant receives approval for a license to operate a race meet during the 2001-2002 Racing Season from the Commission on or before July 31, 2001, to be issued prior to October 1, 2001. If Tenant does not receive approval or issuance of a license as described herein for any reason, Tenant shall cooperate with and assist Landlord in obtaining the necessary approval and issuance of a license to operate a race meet during the 2001-2002 Racing Season.

                  4.1.2 Tenant enters into a satisfactory agreement with the appropriate representatives of the thoroughbred horsemen and quarter horsemen on or before August 15, 2001.

SECTION 5.        REPAIRS AND MAINTENANCE

                  5.1 LANDLORD'S OBLIGATIONS. Landlord shall be under no obligation to make or perform any repairs, maintenance, replacements, alterations or improvements on the Premises.

                  5.2 TENANT'S OBLIGATIONS. Tenant accepts the Premises in its "as is" condition, without any obligation on Landlord's part to make any repairs or improvements; provided, however, that Landlord, and not Tenant, shall be responsible for any existing environmental condition or violation of law affecting the Premises as of the date of commencement of the Lease. Tenant shall operate the Premises in material compliance with all applicable environmental and other laws and regulations applicable thereto and shall be responsible for any violations occurring or arising from Tenant's use of Premises during the term of the Lease. Tenant shall repair and maintain the Premises in accordance with applicable laws and governmental requirements. In recognition of the fact that the Landlord contemplates demolishing the racetrack at the end of the Lease term, Tenant shall not be responsible for maintenance or repair above or beyond such legal requirements. If the federal Environmental Protection Agency or any comparable state agency ("EPA") requires capital improvements to the Premises (or threatens Tenant with the imposition of fines, penalties or enforcement action if capital improvements are

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not made) the reasonable cost of which capital improvements exceeds $600,000 in order for Tenant to be able to meet its obligations under this provision, Tenant, after giving Landlord notice of the capital improvements required by the EPA and the opportunity to pay the cost of such capital improvements in excess of $600,000, (which Landlord declines to make), shall have the right to either
(i) terminate the Lease by notice given not less than four and one-half months prior to the commencement of the next Racing Season in which event the provisions of Section 19 shall cease, or (ii) terminate the Lease and pay to Landlord the sum of $1,625,000 in cash (or $3,250,000 in cash if such termination takes place prior to or during the 2001-2002 Racing Season and results in a failure by Tenant to comply with the terms of the license issued to Tenant by the Commission for the 2001-2002 Racing Season) in which event the provisions of Section 19 shall remain in effect and neither Landlord nor Moyer will seek to obtain a license to conduct horse or other animal racing. In no event may Tenant terminate the Lease pursuant to clause (i) of the preceding sentence if such termination would result in a failure by Tenant to comply with the terms of the license issued to Tenant by the Commission for the 2001-2002 Racing Season. In the event Tenant terminates this Lease pursuant to such clause
(i), Tenant shall cooperate with Landlord and use Tenant's best efforts (at no cost or expense to Tenant) to transfer to Landlord the license for the Racing Season in which the termination occurs, or if the termination does not occur during the Racing Season, for the next succeeding Racing Season.

         If during the term of this Lease EPA requires any action other than capital improvements, or assesses or proposes to assess any fine or penalty for failure of compliance with environmental laws and regulations, for which Tenant claims it does not have responsibility and for which the prior operator, The New Portland Meadows, Inc., also denies liability, Landlord shall have the right to terminate the Lease.

                  5.2.1 If Tenant fails or refuses to make repairs that are required by this Section 5.2, Landlord may make the repairs and charge the actual costs of repairs to Tenant. Such expenditures by Landlord shall be reimbursed by Tenant on demand, together with interest at the rate of 12% per annum if not paid by Tenant within 10 days following notice to Tenant of the expenditure, together with reasonable supporting evidence of the expenditure. Except in an emergency creating an immediate risk of personal injury or property damage, Landlord may not perform repairs which are the obligation of Tenant and charge Tenant for the resulting expense unless at least 10 days before work is commenced, Tenant is given notice in writing outlining with reasonable particularity the repairs required, and Tenant fails within that time to initiate such repairs in good faith. Landlord shall have the right to inspect the Premises at any reasonable time or times to determine the necessity of repair.

SECTION  6. ALTERATIONS.

         6.1 ALTERATIONS PROHIBITED. Tenant shall make no substantial improvements or alterations on the Premises of any kind without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld.

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All alterations shall be made in a good and workmanlike manner, and in compliance with applicable laws and building codes.

         6.2 OWNERSHIP AND REMOVAL OF ALTERATIONS. All improvements and alterations performed on the Premises by either Landlord or Tenant shall be the property of Landlord when installed unless the applicable Landlord's consent or work sheet specifically provides otherwise.

SECTION  7. INSURANCE

         7.1 INSURANCE REQUIRED. Continuously throughout the term of this Lease, Tenant at Tenant's expense shall keep the building and permanent improvements upon the Premises insured against fire and other risks covered by a standard fire and casualty insurance policy with endorsements for replacement cost, extended coverage and loss of rent. The deductible on such policy(ies) shall not exceed $100,000. Landlord, Owners, and the bank which holds the first mortgage or trust deed upon the Premises shall be the primary named insureds on such policy(ies). Tenant shall provide a certificate of insurance to Landlord demonstrating Tenant's compliance with these requirements. All terms of such policy(ies) and the insurance carrier(s) shall be consistent with insurance practices of the Magna Entertainment Corp. group of companies for similar facilities, and subject to the reasonable approval of Landlord, prior to Tenant's occupancy of the Premises and continuously during the term of this lease. In the event of a fire or casualty loss, Tenant shall be solely responsible for payment of any deductible amount and any uninsured damage, and shall indemnify Landlord there from. Tenant shall pay directly to the insurance carrier or shall reimburse Landlord (if Landlord has paid the premium) all insurance premiums for insurance coverage of the type required by this Section 7, for the period May 15, 2001 through the date Tenant places its own insurance pursuant to this Section 7. Notwithstanding payment of the premiums for this period, any claims made for the period May 15, 2001 through the date of execution of this Lease shall be made by Landlord as the insured during said period. Landlord shall be entitled, at its option, to pay for and carry additional insurance as Landlord deems necessary or desirable.

         Landlord shall have no obligation to provide fire or casualty insurance for Tenant's trade fixtures, equipment, inventory, or other personal property. Tenant shall be entitled to obtain and maintain such coverage at its sole expense.

         7.2 WAIVER OF SUBROGATION. Neither party shall be liable to the other (or to the other's successors or assigns) for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement, and in the event of insured loss, neither party's insurance company shall have a subrogated claim against the other. This waiver shall be valid only if the insurance policy in question expressly permits waiver of subrogation or if the insurance company agrees in writing that such a waiver will not affect coverage under the policies. Each party agrees to use best efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

SECTION  8. TAXES; UTILITIES.

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         8.1 PROPERTY TAXES. Tenant shall pay as due all taxes on its personal property located on the Premises. Tenant shall pay as due all real property taxes and special assessments , subject to Section 8.2, levied against the Premises. If such taxes and assessments are levied against a larger parcel that includes the Premises, the real property taxes and special assessments shall be prorated between the Premises and the remainder of the parcel based upon the square footage of each. As used herein, real property taxes includes any fee or charge relating to the ownership, use, or rental of the Premises, other than taxes on the net income of Landlord or Tenant. Landlord shall provide a copy of each statement for real property taxes and special assessments to Tenant within ten (10) days after Landlord's receipt thereof. Tenant shall pay to Landlord the full amount of such real property taxes and assessments at least 10 days prior to the date due. Tenant may elect to pay any taxes and assessments in accordance with any available installment method.

         8.2 SPECIAL ASSESSMENTS. Except for assessments directly attributable to or caused by Landlord in connection with any plans for future development of the Premises (for which Landlord shall bear financial responsibility), if an assessment for a public improvement is made against the Premises, Landlord may elect to cause such assessment to be paid in installments, in which case all of the installments payable with respect to the lease term shall be treated the same as general real property taxes for purposes of Section 8.1.

         8.3 CONTEST OF TAXES. Tenant shall be permitted to contest the amount of any tax or assessment as long as such contest is conducted in a manner that does not cause any risk that Landlord's interest in the Premises will be foreclosed for nonpayment. Landlord shall cooperate in any reasonable manner with such contest by Tenant. This provision does not modify, limit or otherwise affect Tenant's obligation to pay to Landlord the taxes or assessments due in strict accordance with Section 8.1.

         8.4 PRORATION OF TAXES. Tenant's share of real property taxes and assessments for the years in which this lease commences or terminates shall be prorated based on the portion of the tax year that this lease is in effect.

         8.5 NEW CHARGES OR FEES. If a new charge or fee relating to the ownership or use of the Premises or the receipt of rental therefrom or in lieu of property taxes is assessed or imposed, then, to the extent permitted by law, Tenant shall pay such charge or fee. Tenant, however, shall have no obligation to pay any income, profits, or franchise tax levied on the net income derived by Landlord from this lease.

         8.6 PAYMENT OF UTILITIES CHARGES. Tenant shall pay when due all charges for services and utilities incurred in connection with the use, occupancy, operation, and maintenance of the Premises, including (but not limited to) charges for fuel, water, gas, electricity, sewage disposal, power, refrigeration, air conditioning, and telephone.

SECTION  9. DAMAGE AND DESTRUCTION

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         9.1 DAMAGES BY FIRE OR OTHER CASUALTY. Landlord shall have no obligation to rebuild or restore the Racetrack destroyed in whole or in part by fire or casualty. Payments of insurance proceeds on the Racetrack shall be the property of the Landlord; provided, however, that should Landlord elect not to rebuild or restore the Racetrack, all rights and obligations of the parties shall cease as of the date of termination, and the insurance proceedS less the cost of cleanup and other feeS and charges required by law or assessed by any governmental entity shall be divided equally between Landlord and Tenant.

                  9.1.2 If Landlord elects to rebuild or restore the Racetrack, Landlord shall proceed to restore the Premises to substantially the same form as prior to the damage or destruction. Work shall be commenced as soon as reasonably possible and thereafter shall proceed without interruption except for work stoppages on account of labor disputes and matters beyond Landlord's reasonable control.

SECTION  10. EMINENT DOMAIN

         10.1 PARTIAL TAKING. If a portion of the Premises is condemned and
Section 10.2 does not apply, the Lease shall continue on the following terms:

                  (1) Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation.

                  (2) If a portion of Landlord's property not included in the Premises is taken, and severance damages are awarded on account of the Premises, or an award is made for detriment to the Premises as a result of activity by a public body not involving a physical taking of any portion of the Premises, this shall be regarded as a partial condemnation to which Section 10.1(1) applies.

         10.2 TOTAL TAKING. If a condemning authority takes all of the Premises or a portion sufficient to render the continuing operation of a race meet not feasible, this Lease shall terminate as of the date the title vests in the condemning authorities and Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation. Nothing herein shall prohibit Tenant from pursuing its own claim for the value of its subleasehold interest.

         10.3 SALE IN LIEU OF CONDEMNATION. Sale of all or part of the Premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this Section 10 as a taking by condemnation.

SECTION  11. LIABILITY AND INDEMNITY.

       11.1  LIENS

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                  (1) Except with respect to activities for which Landlord is responsible, Tenant shall pay as due all claims for work done on and for services rendered or material furnished to the Premises, and shall keep the Premises free from any liens. If Tenant fails to pay any such claims or to discharge any lien, Landlord may do so and collect the cost as additional rent. Any amount so added shall bear interest at the rate of 12% per annum from the date expended by Landlord and shall not constitute a waiver of any right or remedy which Landlord may have on account of Tenant's default.

                  (2) Tenant may withhold payment of any claim in connection with a good-faith dispute over the obligation to pay, as long a Landlord's property interests are not jeopardized. If a lien is filed as a result of nonpayment, Tenant shall, within ten (10) days after knowledge of the filing, secure the discharge of the lien or deposit with Landlord cash or sufficient corporate surety bond or other surety satisfactory to Landlord in an amount sufficient to discharge the lien plus any costs, attorney fees, and other charges that could accrue as a result of a foreclosure or sale under the lien.

         11.2 INDEMNIFICATION.

                  (1) By Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord and the Premises, from and against any and all claims, losses, demands, damage, costs or expenses arising from or in connection with Tenant's use of the Premises, including, without limitation, violation of laws or regulations as described in Section 5.2 above and with regard to the Racetrack or the operation of the race meet on the Racetrack or with regard to any satellite racing facilities, including assuming the defense of any litigation, all costs related thereto including reasonable attorney's fees on trial or on an appeal, except for such losses or claims resulting from the negligent acts of Landlord, and except for claims based upon an event occurring prior to this Lease.

                  (2) By Landlord. Landlord shall indemnify, defend, protect and hold harmless Tenant and the Premises, from and against any and all losses, damage, cost or expense arising from or in connection with claims by the Environmental Protection Agency or other state of federal authority concerning the environmental condition of the Property or violation of the laws at the Premises before commencement of the Lease. Provided, however, that in no event shall Landlord's indemnity obligation under this Section 11.2 exceed $600,000.

         11.3 LIABILITY INSURANCE. Before going into possession of the Premises, Tenant shall procure and thereafter during the term of the Lease shall continue to carry the following insurance at Tenant's costs: commercial general liability policy (occurrence version) in a responsible company with coverage for bodily injury and property damage liability, personal and advertising injury liability, and medical payment with a general aggregate limit of not less than $10,000,000 and a per occurrence limit of not less than $5,000,000. Such insurance shall cover all risks arising directly or indirectly out of Tenant's activities on or any condition of the Premises, including, without limitation, any licensee, concessionaires, or tenants of Tenant, whether or not related to an occurrence caused or contributed to by Landlord's negligence. Such policy or policies shall also include products liability coverage insuring Owners and Landlord against any and all claims of patrons, employees, laborers, or any other person arising out of merchandise,

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food, products, or other property sold, served, or prepared by Tenant or employees, licensees, concessionaires, or tenants of Tenant. Such insurance shall protect Tenant against the claims of Landlord on account of the obligations assumed by Tenant under Section 11.2, and shall name Landlord and Owners, and any persons, firms, or entities designated by Owners or Landlord as additional insureds. Certificates evidencing such insurance and bearing endorsements requiring ten (10) days' written notice to Landlord and Owners prior to any change or cancellation shall be furnished to Landlord prior to Tenant's occupancy of the property and not less frequently than once per year thereafter. Tenant shall also maintain worker compensation insurance as required by law, and employer's liability insurance. Tenant shall pay directly to the insurance carrier or shall reimburse Landlord (if Landlord has paid the premium) all insurance premiums for insurance coverage of the type required by this
Section 11, for the period May 15, 2001 through the date Tenant places its own insurance pursuant to this Section 11. Notwithstanding payment of the premiums for this period, any claims made for the period May 15, 2001 through the date of execution of this Lease shall be made by Landlord as the insured during said period.

SECTION  12. LANDLORD'S RIGHTS AND REPRESENTATIONS

         12.1 NO REPRESENTATIONS. Landlord makes no representations or warranties of any kind with regard to the condition of the Racetrack (whether relating to the land, the physical improvements or the equipment). It is understood that Lessee accepts the Racetrack in its "as-is" condition.

         12.2 ALTERATIONS. Landlord has no on-going commitment or obligation to Tenant with regard to alterations, improvements, repairs or any other expenditures relating to the Racetrack or to the operation of any race meet on the Racetrack. It is understood that the rental payment to the Landlord by the Tenant is a "net payment" not subject to any charges or set-off.

         12.3 RIGHT TO USE. Landlord does hereby represent that it has the right to possession and use of the Racetrack under the terms of the Operating Agreement, subject to the terms and limitations of that Operating Agreement, except as otherwise expressly noted in the Lease. Landlord covenants that it will fulfill its obligations under the Operating Agreement. Landlord represents that it has not pledged its rights under the Operating Agreement nor has Thomas
P. Moyer ("Moyer") pledged his fee interest in the Premises as security for any obligation. Assuming that Tenant complies with the provisions of this Lease, the Operating Agreement, any conditions imposed by the Commission and other applicable laws, rules and regulations, Tenant is entitled to quiet enjoyment and use of the Racetrack without hindrance from Landlord or anyone claiming by, through and under Landlord.

         12.4 UTILITIES. All utilities and other payments related to the Racetrack shall be the obligation of the Lessee, pro-rated as of May 15, 2001.

         12.5 GOLF COURSE LEASE. The rights to the golf course facility inside the Racetrack oval shall remain with Landlord. The lessee of the golf course shall retain the

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rights granted to it under the Golf Course Lease for the period
May 15, 2001 through October 1, 2001. The Landlord will cause to be paid to the Tenant the proportion of the utilities utilized by the golf course as specified in the Golf Course Lease. Tenant shall have an easement over the golf course property for reasonable racing purposes (e.g. walking horses from the barn over to the track). Landlord shall have an easement over the Racetrack for reasonable purposes for use by customers, vendors and employees (e.g., parking areas to golf course). It is understood that the golf course operator may use the dump and refuse facilities of Tenant available at the Racetrack, and that Tenant will be responsible for damages to golf course property resulting from acts of Tenant or other Racing-related parties acting with Tenant's consent. After expiration of the Golf Course Lease, Tenant shall have control and use of Racetrack infield subject to all other terms and conditions of this Lease.

         12.6 ESTOPPEL CERTIFICATE. Either party will, within twenty (20) days after notice from the other, execute and deliver to the other party a certificate stating whether or not this Lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the specified time shall be conclusive upon the party from whom the certificate was requested that the Lease is in full force and effect and has not been modified except as represented in the notice requesting the certificate.

SECTION  13. ASSIGNMENT AND SUBLETTING.

         No part of the Premises may be assigned, mortgaged, or subleased, nor may a right of use of any portion of the property be conferred on any third person by any other means, without the prior written consent of Landlord. This provision shall apply to all transfers by operation of law. If Tenant is a corporation or partnership, this provision shall apply to any transfer of a majority voting interest in stock or partnership interest of Tenant. No consent in one instance shall prevent the provision from applying to a subsequent instance. Landlord shall consent to a transaction covered by this provision when withholding such consent would be unreasonable in the circumstances. Notwithstanding any provisions to the contrary contained in this Lease, this Lease may be assigned, or the Premises may sublet, in whole or in part, without the consent of Landlord, to any corporation into or with which Tenant may be merged or consolidated or to any corporation or other entity which shall be an affiliate of Tenant, or to a corporation which may be merged or consolidated into or with Tenant.

         For purpose of this section an "affiliate" of Tenant shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with, Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise.

         Tenant shall have the right to pledge its leasehold interest as security in connection with corporate level financing by Magna Entertainment Corporation and/or its

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affiliates of its race track facilities, but only in conjunction with a pledge of interests in facilities in addition to the Premises, provided the lender/pledgee agrees in writing delivered to Landlord to assume all of the responsibilities and perform all of the obligations of Tenant under this Lease in the event the lender forecloses its security interest. Tenant shall indemnify, defend, and hold harmless Landlord, Thomas P. Moyer, and their employees, officers, directors, agents, personal representatives, successors, and assigns from and against any and all claims, demands, actions, causes of action or any other matter related to or arising out of Tenant's actions or inactions in any way connected with this Section 13.

SECTION  14. LEASE FEE.

         Tenant shall pay to Landlord the sum of $12,500 on or before the 15th day of each month during the term of this Lease as a fee for Landlord's agreement to enter into this Lease, provided, however, that any payments due for the period between May 15, 2001 and the date of execution of this Lease shall be paid within five business days following execution of this Lease.

SECTION  15. DEFAULT

         The following shall be events of default:

         15.1 DEFAULT IN RENT. Failure of Tenant to pay any rent or other charge within ten (10) days following notice that it is due. During any 12-month period, Lessee shall be entitled to only two notices pursuant to this Section 15.1.

         15.2 DEFAULT IN OTHER COVENANTS. Failure of Tenant to comply with any term or condition or fulfill any obligation of the lease (other than the payment of rent or other charges) within twenty (20) days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the 20-day period, this provision shall be complied with if Tenant begins correction of the default within the 20-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

         15.3 INSOLVENCY. Insolvency of Tenant; an assignment by Tenant for the benefit of creditors; the filing by Tenant of a voluntary petition in bankruptcy; an adjudication that Tenant is bankrupt or the appointment of a receiver of the properties of Tenant; the filing of any involuntary petition of bankruptcy and the failure of Tenant to secure a dismissal of the petition within thirty (30) days after filing; attachment of or the levying of execution on the leasehold interest (except to the extent made by a lender/pledgee described in Section 13) and failure of Tenant to secure discharge of the attachment or release of the levy of execution within ten (10) days shall constitute a default. If Tenant consists of two or more individuals or business entities, the events of default specified in this Section 14.3 shall apply to each individual unless within ten (10) days after an event of default occurs, the remaining individuals produce evidence satisfactory to Landlord that they have unconditionally acquired the interest of the one

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causing the default. If the lease has been assigned, the events of default so specified shall apply only with respect to the one then exercising the rights of Tenant under the Lease.

SECTION  16. REMEDIES ON DEFAULT

         16.1 TERMINATION. In the event of a default the Lease may be terminated at the option of Landlord by written notice to Tenant. Whether or not the Lease is terminated by the election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the default, and Landlord may reenter, take possession of the Premises, and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages and without having accepted a surrender.

         16.2 RELETTING. Following reentry or abandonment, Landlord may relet the Premises and in that connection may make any suitable alterations or refurnish the Premises, or both, or change the character or use of the Premises, but Landlord shall not be required to relet for any use or purpose other than that specified in the Lease or which Landlord may reasonably consider injurious to the Premises, or to any tenant that Landlord may reasonably consider objectionable. Landlord may relet all or part of the Premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this Lease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession.

         16.3 DAMAGES. In the event of termination or retaking of possession following default, Landlord shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the lease term, the following amounts as damages:

                  (1) The loss of rental from the date of default until a new tenant is, or with the exercise of reasonable efforts could have been, secured and paying rent.

                  (2) The reasonable costs of reentry and reletting including, without limitation, the cost of any cleanup, refurbishing, removal of Tenant's property and fixtures, costs incurred under Section 16.5, or any other expense occasioned by Tenant's default including, but not limited to, any remodeling or repair costs, attorney fees, court costs, broker commissions, and advertising costs.

                  (3) Any excess of the value of the rent and all of Tenant's other obligations under this Lease over the reasonable expected return from the Premises for the period commencing on the earlier of the date of trial or the date the Premises are relet, and continuing through the end of the term reduced by any rent in excess of such reasonable expected return actually received on reletting. The present value of future amounts will be computed using a discount rate equal to the prime loan rate of major Oregon banks in effect on the date of trial.

         16.4 RIGHT TO SUE MORE THAN ONCE. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the lease term, and no action for damages shall bar a later action for damages subsequently accruing.

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         16.5 LANDLORD'S RIGHT TO CURE DEFAULTS. If Tenant fails to perform any obligation under this lease, Landlord shall have the option to do so after thirty (30) days' written notice to Tenant. All of Landlord's expenditures to correct the default shall be reimbursed by Tenant on demand with interest at the rate of 12% per annum from the date of expenditure by Landlord. Such action by Landlord shall not waive any other remedies available to Landlord because of default.

         16.6 REMEDIES CUMULATIVE. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord under applicable law.

SECTION  17. SURRENDER AT EXPIRATION

         17.1 CONDITION OF PREMISES. Upon expiration of the Lease term or earlier termination on account of default, Tenant shall deliver all keys to Landlord and surrender the Premises in condition required by Section 5.2 of this Lease. If termination is on account of default, the Premises shall also be broom clean. Alterations constructed by Tenant with permission from Landlord shall not be removed or restored to the original condition unless the terms of permission for the alteration so require. Depreciation and wear from ordinary use for the purpose for which the Premises are leased shall be excepted but repairs for which Tenant is responsible shall be completed to the latest practical date prior to such surrender. Tenant's obligations under this section shall be subordinate to the provisions of Section 9 relating to destruction.

         17.2     FIXTURES

                  (1) All fixtures placed upon the Premises during the term, other than Tenant's trade fixtures, shall, at Landlord's option, become the property of Landlord.

                  (2) Prior to expiration or other termination of the Lease term Tenant shall remove all furnishings, furniture, and trade fixtures that remain its property. If Tenant fails to do so, this shall be an abandonment of the property, and Landlord may retain the property and all rights of Tenant with respect to it shall cease or, by notice in writing given to Tenant within twenty
(20) days after removal was required, Landlord may elect to hold Tenant to its obligation of removal. If Landlord elects to require Tenant to remove, Landlord may effect a removal and place the property in public storage for Tenant's account. Tenant shall be liable to Landlord for the cost of removal, transportation to storage, and storage, with interest at the legal rate on all such expenses from the date of expenditure by Landlord. Any right of Tenant to remove property from the Premises shall be subject to Landlord's entitlement to assert a landlord's lien as provided by Oregon statute.

         17.3     HOLDOVER

                  (1) If Tenant does not vacate the Premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month to month, subject to all of the provisions of this lease except the provisions for term and renewal and at a rental rate equal to 150 percent of the rent last paid by Tenant during the original term, or

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to eject tenant from the Premises and recover damages caused by wrongful holdover. Failure of Tenant to remove its fixtures, furniture, furnishings, or trade fixtures that Tenant is required to remove under this Lease shall constitute failure to vacate to which this section shall apply if the property not removed will substantially interfere with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant.

                  (2) If a month-to-month tenancy results from a holdover by Tenant under this Section 17.3, the tenancy shall be terminable at the end of any monthly rental period on written notice from Landlord given not less than ten (10) days prior to the termination date which shall be specified in the notice. Tenant waives any notice that would otherwise be provided by law with respect to a month-to-month tenancy.

SECTION  18. MISCELLANEOUS

         18.1 NONWAIVER. Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of or prejudice the party's right to require strict performance of the same provision in the future or of any other provision.

         18.2 ATTORNEY FEES. If any arbitration, suit, or action is instituted to interpret or enforce the provisions of this Lease, to rescind this Lease, or otherwise with respect to the subject matter of this Lease, the party prevailing on an issue shall be entitled to recover with respect to such issue, in addition to costs, reasonable attorney fees incurred in preparation or in prosecution or defense of such arbitration, suit, or action as determined by the arbitrator or trial court, and if any appeal is taken from such decision, reasonable attorney fees as determined on appeal.

         18.3 NOTICES. All notices and other communications under this Lease must be in writing and shall be deemed to have been given if delivered personally, sent by facsimile (with confirmation), mailed by certified mail, or delivered by an overnight delivery service (with confirmation) to the parties to the following addresses or facsimile numbers (or at such other address or facsimile number as a party may designate by like notice to the other parties):



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To Landlord:

         Portland Meadows Management, LLC
         805 SW Broadway
         Suite 2020
         Portland, Oregon 97205

         Facsimile No. (503) 241-1999

With a copy to:

         Alan M. Laster
         621 SW Morrison
         Suite 300
         Portland, Oregon 97205

         Facsimile No. (503) 241-7007

To Tenant:

         MEC Oregon Racing, Inc.
         c/o Magna Entertainment Corp.
         337 Magna Drive
         Aurora, Ontario, Canada L46 7K1

         Attention: Jim McAlpine and Ed Hannah

         Facsimile No. (905) 726-7177

With a copy to:

         Scott Daruty
         Magna Entertainment Corp.
         285 West Huntington Drive
         Arcadia, California 91007

         Facsimile No. (626) 821-1540

Any notice or other communication shall be deemed to be given (a) on the date of personal delivery, (b) at the expiration of the third day after the date of deposit in the United States mail, or (c) on the date of confirmed delivery by facsimile or overnight delivery service.

         18.4 SUCCESSION. Subject to the above-stated limitations on transfer of Tenant's interest, this Lease, including, without limitation the provisions of
Section 19, shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

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         18.5 RECORDATION. This Lease shall not be recorded without the written consent of Landlord. However, Tenant may record a memorandum of this Lease against Moyer's fee interest in the Premises, and Moyer agrees to execute such documentation as is reasonably necessary in connection with such recordation. Upon the expiration or earlier termination of this Lease, Tenant shall record the documentation necessary to release Moyer's fee interest in the Premises from the lien of the recorded memorandum of this Lease other than the provisions of
Section 19.

         18.6 ENTRY FOR INSPECTION. Landlord shall have the right to enter upon the Premises at any time to determine Tenant's compliance with this Lease, to make necessary repairs to the building or to the Premises, or to show the Premises to any prospective tenant or purchaser, and in addition shall have the right, at any time during the last two (2) months of the term of this lease and subject to Section 19, to place and maintain upon the Premises notices for leasing or selling of the Premises.

         18.7 INTEREST ON RENT AND OTHER CHARGES.Any rent or other payment required of Tenant by this Lease shall, if not paid within ten (10) days after it is due, bear interest at the rate of 12% per annum (but not in any event at a rate greater than the maximum rate of interest permitted by law) from the due date until paid. In addition, if Tenant fails to make any rent or other payment required by this Lease to be paid to Landlord within five days after it is due, Landlord may elect to impose a late charge of five (5) cents per dollar of the overdue payment to reimburse Landlord for the costs of collecting the overdue payment. Tenant shall pay the late charge upon demand by Landlord. Landlord may levy and collect a late charge in addition to all other remedies available for Tenant's default, and collection of a late charge shall not waive the breach caused by the late payment.

         18.9 TIME OF ESSENCE. Time is of the essence of the performance of each of Tenant's obligations under this lease.

         18.10 ENTIRE AGREEMENT. This Lease (including the documents and instruments referred to in this Lease) constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Lease and supersedes all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.

         18.11 AMENDMENTS. This Lease may be amended only by an instrument in writing executed by all the parties, including "Moyer" which writing must refer to this Lease.

         18.12 CONSTRUCTION. The captions used in this Lease are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Lease. All references in this Lease to "Section" or "Sections" without additional identification refer to the Section or Sections of this Lease. All words used in this Lease shall be construed to be of such gender or number as the circumstances require.

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Whenever the words "include" or "including" are used in this Lease, they shall be deemed to be followed by the words "without limitation".

         18.13 COUNTERPARTS. This Lease may be executed in counterparts, each of which will be considered an original and all of which together will constitute one and the same agreement.

         18.14 FURTHER ASSURANCES. Each party agrees (a) to execute and deliver such other documents and (b) to do and perform such other acts and things, as any other party may reasonably request, in order to carry out the intent and accomplish the purposes of this LEASE.

         18.15 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to conflict-of-laws principles.

         18.16 BROKER'S OR FINDER'S FEES. Landlord and Tenant each represents and warrants that such party has engaged no broker and has not agreed to pay any finder's fee in connection with this Lease and shall not have any obligations to any third person with regard thereto.

         18.17 WASTE/COMPLIANCE WITH LAWS. Subject to Section 5.2, both Tenant and Landlord promise and agree that there shall be no waste committed on the Racetrack facilities and that all parties hereto shall comply with all governing laws, ordinances, rules and regulations.

         18.18 LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Racetrack at reasonable times for the purpose of inspecting the property, showing the same to prospective purchasers, or for such other reasons that Landlord deems necessary or desirable, provided that such entry does not interfere with the operation of the race meet by Tenant.

         18.19 NO THIRD-PARTY BENEFICIARIES. Nothing in this Lease, express or implied, is intended or shall be construed to confer on any person, other than the parties to this Lease, any right, remedy, or claim under or with respect to this Lease.

SECTION  19. RIGHTS OF FIRST REFUSAL

         19.1  RIGHT OF FIRST REFUSAL TO PURCHASE

         (1) Should Landlord desire to offer its interest in the Operating Agreement for sale or should Landlord receive a bona fide offer from any third party to purchase Landlord's interest in the Operating Agreement which Landlord desires to accept, Landlord shall before making or accepting such offer notify Tenant in writing of all of the terms and conditions thereof, and Landlord shall not agree to sell its interest in the Operating Agreement unless Landlord shall first offer in writing to sell its interest in the Operating Agreement to Tenant upon the same terms and conditions. Upon receipt of

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

any such notice and offer, Tenant shall have thirty (30) days thereafter within which to accept the same. Should Tenant fail to accept any such offer within said thirty (30) day period, Landlord shall be free to sell its interest in the Operating Agreement upon the same terms and conditions offered to Tenant without further notice to Tenant. Should Landlord, after having made such offer to Tenant as above-described, fail to sell its interest in the Operating Agreement upon the same terms and conditions offered to Tenant, Landlord shall give Tenant notice in the manner set forth above of any further or different offers made or received by Landlord for the purchase of its interest in the Operating Agreement and shall first offer to sell the same to Tenant upon the same terms and conditions before making or accepting any such further or different offer.

         (2) Should the Owners desire to offer the Premises or the Premises together with property adjoining the Premises (said Premises or said Premises together with property adjoining the Premises being hereinafter in this Section 19 referred to as the "Property") for sale as an animal racetrack or should the Owners receive a bona fide offer from any third party to purchase the Property as an animal racetrack which the Owners desire to accept, Thomas P. Moyer ("Moyer") shall not agree to sell his ownership interest in the Property unless the Owners shall first offer in writing to sell the Property to Tenant upon the same terms and conditions. Upon receipt of any such notice and offer, Tenant shall have thirty (30) days thereafter within which to accept the same. Should Tenant fail to accept any such offer within said thirty (30) day period Owners shall be free to sell his interest in the Property upon the same terms and conditions offered to Tenant without further notice to Tenant. Should the Owners, after having made such offer to Tenant as above-described, fail to sell the Property upon the same terms and conditions offered to Tenant, Moyer shall give Tenant notice in the manner set forth above of any further or different offers made or received by the Owners for the purchase of the Property and Moyer shall not agree to sell his ownership interest in the Property unless the Owners shall first offer in writing to sell the Property to Tenant upon the same terms and conditions.

         (3) Anything to the contrary contained in this Section 19.1 notwithstanding, the foregoing right of first refusal for Tenant to purchase the Property or Landlord's interest in the Operating Agreement shall not be triggered by (and Tenant shall not have the first right to purchase the Property or Landlord's interest in the Operating Agreement) a transfer of Moyer's interest in the Property or Landlord's interest in the Operating Agreement to an entity controlled by Landlord or Moyer or to an immediate family member of Landlord or Moyer, i.e., a parent, sibling, spouse, or child of Landlord or Moyer, except that such transferee shall take title to Moyer's interest in the Property or the Landlord's interest in the Operating Agreement subject to Tenant's rights under this Section 19.

         19.2  RIGHT OF FIRST REFUSAL TO LEASE

         (1) Should Landlord desire to sublease the Property as an animal racetrack or receive a bona fide offer from any third party to sublease the Property as an animal racetrack for a term commencing after the termination or expiration of this Lease or of any extensions or renewals thereof which Landlord desires to accept, Landlord shall, before making or accepting such offer, notify Tenant in writing of all of the terms and

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

conditions thereof and shall first offer in writing to sublease the Property to Tenant upon the same terms and conditions. Upon receipt of any such notice and offer from Landlord, Tenant shall have thirty (30) days thereafter within which to accept the same. Should Tenant fail to accept any such offer within said thirty (30) day period, Landlord shall be free to sublease the Property upon the same terms and conditions offered to Tenant without further notice to Tenant. Should Landlord, after having made such offer to Tenant as above-described, fail to sublease the Property upon the same terms and conditions offered to Tenant, Landlord shall give Tenant notice in the manner set forth above of any further or different offers made or received by Landlord for the sublease of the Property and shall first offer to sublease the same to Tenant upon the same terms and conditions before making or accepting any such further or different offer.

         (2) Should the Owners (whether after the termination of the Operating Agreement or otherwise) desire to lease the Property as an animal racetrack or receive a bona fide offer from any third party to lease the Property as an animal racetrack for a term commencing after the termination or expiration of this Lease or of any extensions or renewals thereof which the Owners desire to accept, Moyer shall not agree to lease the Property unless the Owners shall first offer in writing to lease the Property to Tenant upon the same terms and conditions. Upon receipt of any such notice and offer from the Owners, Tenant shall have thirty (30) days thereafter within which to accept the same. Should Tenant fail to accept any such offer within said thirty (30) day period, Moyer shall be free to lease the Property upon the same terms and conditions offered to Tenant without further notice to Tenant. Should the Owners, after having made such offer to Tenant as above-described, fail to lease the Property upon the same terms and conditions offered to Tenant, Moyer shall give Tenant notice in the manner set forth above of any further or different offers made or received by the Owners for the lease of the Property and Moyer shall not agree to lease the Property unless the Owners shall first offer in writing to lease the Property to Tenant upon the same terms and conditions.

         19.3  LANDLORD'S USE

         Landlord and Moyer agree that they will not themselves directly or indirectly conduct animal racing on the Property without first offering Tenant the opportunity to sublease the Property under the terms and conditions of this Lease, including the term, provided that the Base Rent under Section 2.1 and the Lease Fee under Section 14 shall be 150 percent of the amounts set forth in this Lease.

         19.4  SURVIVAL.

         The terms of this Section 19 shall survive the expiration of the term of this Lease, as such term may be extended pursuant to Section 1.3, for a period of 20 years.

SECTION  20. DEFINITIONS

         20.1 "OWNERS": The multiple owners of the fee interest in the land underlying the Racetrack.

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

         20.2 "RACETRACK": The horse racing facilities commonly referred to as Portland Meadows located at 1001 North Schmeer Road, Portland, Oregon, 97217, constituting approximately100 acres, as depicted on Exhibit A attached hereto, together with all improvements, fixtures and personal property located on the premises and used in the operation of the Racetrack other than those items removed by the prior Racetrack operator prior to May 16, 2001. The Racetrack includes the racing oval, backside barn area, grandstand area and parking facilities, but excludes the following: (i) the acreage south of Schmeer Road,
(ii) the property owned by WGS, (iii) the two cellular towers currently leased to other parties, each of which may continue to be operated by others provided that such operation does not interfere with Lessee's simulcast signal or other operations at the Racetrack, and (iv) from May 1, 2001 through October 1, 2001, the infield portion of the Racetrack which Lessor may lease again to Donna Jensen or an entity owned or controlled by her for the purpose of operating a golf course, as provided in Section 12.5, provided that the provisions of such lease concerning mutual ingress and egress and noninterference with Racetrack operations shall be subsantially the same as the provisions of Lessor's prior seasonal leases of the infield area. The Racetrack may also be referred to herein as the "Premises".

         20.3 "OPERATING AGREEMENT": Fourth Amendment and Restatement of Operating Agreement dated March 13, 1984 between Owners and Landlord's predecessor in interest, a copy of which is incorporated herein by reference as Exhibit "B". It is understood that Exhibit B supercedes an earlier Operating Agreement and amendments thereto.

         20.4 "GOLF COURSE LEASE": That lease agreement dated October 4, 1989 between Oregon Racing, Inc. and ESJ, Ltd., a copy of which is incorporated herein by reference as Exhibit "D". Landlord has succeeded to all rights of Oregon Racing, Inc.




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         under the Golf Course Lease.

         20.5 "COMMISSION":  The Oregon Racing Commission.

         20.6 "GROSS PARI-MUTUEL WAGERING": This refers to all wagering at the Racetrack relating to the running of live races at the Racetrack and all simulcast wagering on races run at other locations.

         20.7 "RACING SEASON": The period of time commencing on or about October of each year and ending on or about May of the following year as such season may be modified by the Commission from time to time.

SECTION  21. GUARANTY

         As a condition and an inducement to Landlord to enter into this Lease, Magna Entertainment Corporation, a Delaware corporation, has this day delivered to Landlord its Guaranty of this Lease in the form attached hereto as Exhibit "C".


                                      LANDLORD:

                                      Portland Meadows Management, LLC.

                                      By: __________________________________
                                      Its: _______________________________

                                      TENANT:

                                      MEC Oregon Racing, Inc.,
                                      a Delaware Corporation

                                      By: _________________________________
                                      Its: _______________________________

                                      By: _________________________________
                                      Its: _______________________________

         Thomas P. Moyer hereby represents that he owns a fee interest in the Premises and agrees to the provisions of Section 18.5, Section 19, and the third sentence of Section 12.3 of this Lease.

                                      ------------------------------
                                      Thomas P. Moyer

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